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                                                                   EXHIBIT 10.26

                              SEVERANCE AGREEMENT
                              -------------------

     This Severance Agreement (the "Agreement") is made and entered into effective as of July 14, 1999, by and between Elizabeth Campbell (the "Employee") and Inventa Corporation, a California corporation (the "Company").

                                    RECITALS

     A. The Company may from time to time need to address the possibility of an acquisition transaction or change of control event. The Board of Directors of the Company (the "Board") recognizes that such events can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 6 below) of the Company.

     B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

     C. The Board believes that it is imperative to provide the Employee with certain benefits upon a Change of Control and, under certain circumstances, upon termination of the Employee's employment in connection with a Change of Control, which benefits are intended to provide the Employee with financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

     D. To accomplish the foregoing objectives, the Board has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided herein.

                                   AGREEMENT

     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of the Employee by the Company, the parties agree as follows:

     1.  Duties and Scope of Employment. The Company shall employ the Employee
         ------------------------------
in the position of Director of Human Resources, as such position has been defined in terms of responsibilities and compensation as of the effective date of this Agreement; provided, however, that the Board shall have the right, at any time prior to the occurrence of a Change of Control, to revise such responsibilities and compensation as the Board in its discretion may deem necessary or appropriate. The Employee shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during his employment. During the term of the Employee's employment with the Company, the Employee shall continue to devote his full time,
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skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and the Employee shall use his best efforts to further the business of the Company and its affiliated entities.

     2.  Compensation. The Company shall pay the Employee as compensation for
         ------------
his services a base salary at the annualized rate of $115,000. Such salary shall be paid periodically in accordance with normal Company payroll practices. The annualized compensation specified in this 2, as such compensation may be increased or decreased by the Board or the Compensation Committee of the Board, is referred to in this Agreement as "Base Compensation."

     3.  Employee Benefits. The Employee shall be eligible to participate in the
         -----------------
employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company, including, without limitation, retirement plans, savings or profit-sharing plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the sole determination of the Board or any committee administering such plan or program.

     4.  Employment Relationship. The Company and the Employee acknowledge that
         -----------------------
the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination.

     5.   Termination Without Cause Following a Change of Control. In the event
          -------------------------------------------------------
of the Employee's termination of employment without cause within 6 months following a Change of Control, the Company shall

          (a) continue to pay to the Employee as provided herein Employee's Base Compensation over the period equal to six (6) months from the date of termination, or, if sooner, until the date Employee obtains other full-time employment, as severance compensation;

          (b) pay all costs which the Company would otherwise have incurred to maintain all of Employee's health and welfare, and retirement benefits (either on the same or substantially equivalent terms and conditions) if the Employee had continued to render services to the Company for six (6) continuous months after the date of termination of employment, or, if sooner, until the Employee obtains other full-time employment; and

          (c) permit options granted to the Employee which have not then vested to continue to vest in accordance with their stated vesting schedule(s) during the six (6) month period after the date of termination and to be exercisable during such six (6) month period to the extent

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vested, including any options which would not otherwise have been exercisable during the first year after grant of such options.

     During the period when such severance compensation is being paid to Employee, Employee shall not (i) engage, directly or indirectly, in providing services to any other business, program or project that is competitive to a program or project being conducted by the Company or any affiliated company at the time of such employment termination (provided that Executive may own less than one percent (1%) of the outstanding securities of any publicly-traded corporation), or (ii) solicit, or attempt to solicit on behalf of himself or any other party, any employee or exclusive consultant of the Company.

     For purposes of this Agreement, "cause" shall mean the discharge resulting from a determination by the Board of Directors of the Company that the Employee

               (i) has been convicted of a misdemeanor or felony involving dishonesty, fraud, theft or embezzlement or any other felony,

               (ii) has failed or refused in any material respect, to follow reasonable written policies or directives established by the Board of Directors,

               (iii) has willfully and persistently failed to attend to material duties or obligations imposed on him under this Agreement, or

               (iv) has performed or failed to act, which if he were prosecuted and convicted would constitute a crime or offense involving money or property of the Company (in either case in an amount or at a value in excess of $1,000), or which would constitute a felony in the jurisdiction involved.

          (d) Notwithstanding the foregoing, if, following a Change of Control, the Employee resigns from employment by the Company or the acquiring company (or a subsidiary thereof) due to a relocation of the Employee beyond a 30-mile radius from the Company's headquarters as it existed on the day before the execution of the definitive agreement with respect to the Change of Control, the Employee shall receive the severance compensation described in Sections 5(a), 5(b) and 5(c) above. For purposes of this subsection, a change in employment title or level by itself shall not constitute a material adverse change.

     6.   Definition of Change of Control. "Change of Control" shall mean the
          -------------------------------
occurrence of any of the following events:

          (a) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company, of the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty

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percent (50%) of the total voting power represented by the Company's then outstanding voting securities; or

         (b) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     7.  Limitation on Payments.
         ----------------------

         (a) In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 7 would be subject to the excise tax imposed by Section 4999 of the Code, then the severance compensation under Section 5 shall occur either (i) in full, or (ii) as to such lesser amount which would result in no portion of such severance compensation being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

         (b) Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 7 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this
Section 7, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 7.

     8.  Certain Business Combinations. In the event it is determined by the
         -----------------------------
Board, upon receipt of a written opinion of the Company's independent public accountants, that the enforcement of any or sub of this Agreement, upon a Change of Control, would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of

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interests, then any such of this Agreement shall be null and void, but only if the absence of enforcement of such would preserve the pooling treatment. For purposes of this 8, the Board's determination shall only require the approval of a majority of the disinterested Board members.

     9.  Successors.
         ----------

         (a) Company's Successors. Any successor to the Company (whether direct
             --------------------
or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section 9(a) or which becomes bound by the terms of this Agreement by operation of law.

         (b) Employee's Successors. The terms of this Agreement and all rights
             ---------------------
of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

     10. Notice. Notices and all other communications contemplated by this
         ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     11. Miscellaneous Provisions.
         ------------------------

         (a) Waiver. No provision of this Agreement shall be modified, waived
             ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (b) Whole Agreement. No agreements, representations or understandings
             ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

         (c) Choice of Law. The validity, interpretation, construction and
             -------------
performance of this Agreement shall be governed by the laws of the State of California.

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          (d) Severability. The invalidity or unenforceability of any provision
              ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (e) Arbitration. Any dispute or controversy arising out of, relating
              -----------
to or in connection with this Agreement shall be settled exclusively by binding arbitration in San Francisco, California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company and the Employee shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses. Punitive damages shall not be awarded.

          (f) No Assignment of Benefits. The rights of any person to payments or
              -------------------------
benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 11(f) shall be void.

          (g) Assignment by Company. The Company may assign its rights under
              ---------------------
this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

          (h) Counterparts. This Agreement may be executed in counterparts, each
              ------------
of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                           INVENTA CORPORATION


                                   By:


                                   Title:


EMPLOYEE:                          /s/ Elizabeth Campbell
                                       ---------------------------------
                                       Elizabeth Campbell

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